SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 23, 2010

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-53595	56-2416925
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6 Shengwang Ave, Qufu, Shandong, China 273100

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 537-4424999
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 25, 2010, Sunwin International Neutraceuticals, Inc. (the “Company”) issued a press release to announce it had received a “no objection letter” from the U.S. Food and Drug Administration (“FDA”) regarding the Company’s FDA Generally Recognized As Safe (GRAS) status for certain blends of its stevia extract products. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 23, 2010, the Company received a “no objection letter” from the FDA regarding the Company’s FDA Generally Recognized As Safe (GRAS) status on five of its stevia extract products, including its Rebaudioside A 98, Rebaudioside A 95, Rebaudioside A 80, Rebaudioside A 60, and Stevioside 90 Stevia Extracts.  FDA affirmed GRAS status confirms these stevia extracts are considered safe for use as a general-purpose sweetener in foods, excluding meat and poultry products.  This affirmation is based on the Company’s conclusion which is supported by an extensive review of the Company’s production processes and the overall quality of these stevia products by a panel of qualified scientists.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Sunwin International Neutraceuticals, Inc. March 25, 2010 Press Release (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunwin International Neutraceuticals, Inc.

Date: March 25, 2010	By:	/s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer